PATENT PURCHASE AGREEMENT

This PATENT PURCHASE AGREEMENT (the “Agreement”) is entered into on September 26, 2013 (the “Effective Date”) by and between TeleCommunication Systems, Inc., a Maryland corporation, of 275 West Street, Annapolis, Maryland, 21401 USA (the “Seller”) and CRFD Research, Inc., a Delaware corporation, of 2331 Mill Road, Suite 100 Alexandria VA 22314(the “Purchaser”) (each a “Party” and collectively the “Parties”). The Parties hereby agree as follows:

1.	Background

1.1	Seller is the sole and exclusive owner of certain Patents (defined below).

1.2	Seller wishes to sell to Purchaser all right, title and interest in the Patents and any and all rights associated therewith.

1.3	Purchaser wishes to purchase from Seller all right, title and interest in the Patents and any and all rights associated therewith.

2.	Definitions

2.1
“Affiliate” means, with respect to any Person, any Entity in any country that controls, is controlled by or is under common control with such Person. The term “control” means possession directly or indirectly of the power to direct or cause the direction of the management and policies of an Entity, whether through the ownership of voting securities, by trust, management agreement, contract or otherwise; provided, however, that beneficial ownership of more than fifty percent (50%) of the voting equity interests of an entity shall be deemed to be control.

2.2
“Assigned Patent Rights” means all right, title and interest in the Patents and (a) all causes of action (whether currently pending, filed, or otherwise) and other enforcement rights under the Patents including, without limitation, all rights to sue, to countersue and to pursue damages, injunctive relief, and any other remedies of any kind for past, current and future infringement; and (b) all rights to recover and collect settlement arrangements, license payments (including lump sum payments), royalties and other payments due now or hereafter due or payable with respect thereto, under or on account of any of the Patents or any of the foregoing; and (c) any and all privileges, including the benefit of all attorney-client privilege and attorney work product privilege.

2.3
“Entity” means any corporation, partnership, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity (or any department, agency, or political subdivision thereof) or any other legal entity.

2.4	“Executed Assignment” means an executed original of the Patent Assignment Agreement in Exhibit 2.4.

2.5
“Patents” means each and all of the patents and patent applications listed on Exhibit A hereto, all reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, provisionals and divisions of such patents, and any patents or patent applications which correspond to or claim priority to any of the foregoing, and all foreign counterparts of the foregoing, whether or not listed on Exhibit A.

2.6	“Person” means any individual or Entity.

3.	Document Delivery; License-Back; Consideration and Reports

3.1
Document Delivery.  As of the Effective Date, Seller shall send to Purchaser, via Federal Express or other reliable overnight delivery service or by hand delivery, the originals of the patent prosecution files and all other documents, communications and files (electronic or otherwise) relating to the Assigned Patent Rights in possession or control of Seller and its agents, counsel and related parties that pertain to the ownership, prosecution, maintenance and enforcement of the Patents, including, but not limited to those documents listed on the Document Request Form attached hereto as Exhibit 3.1 (collectively, the “Documents”) and, in addition, will sign the declaration attached to the Document Request Form as Attachment 1 or, alternatively, the declaration attached to the Document Request Form as Attachment 2.

3.2
Exclusivity. In consideration of the Purchaser’s due diligence investigation of the Patents, the Seller agrees that, during the period between the Effective Date and the Closing Date (as defined below), Seller shall not discuss, negotiate or pursue with any third parties any offers or proposals with respect to or otherwise relating to any of the Patents.

3.3
License-Back.  Subject to the Closing (as defined below), Purchaser shall grant to Seller a license-back to the Patents, pursuant to the terms of the License Agreement, in the form attached hereto as Exhibit 3.3 (the “License Agreement”).

3.4
Additional Consideration for the Patents. In consideration for the Patents and subject to the consummation of the Closing, Seller shall be entitled, in addition to the other consideration to which Seller is entitled herein, to the following:

3.4.1           Cash Payment. A non-refundable cash payment of [*] upon Closing (the “Closing Payment”).

3.4.2           [*]

For the purposes hereof,

“Cash” shall mean cash and Cash Equivalents.

“Cash Equivalents” shall mean debt and/or equity securities (including, but not limited to stocks, warrants, options or ADRs) and/or any real or personal property, received by Purchaser, that is reducible to cash (net of taxes required to be paid by Purchaser on Seller’s portion in order to take possession of the same) but only at such time as such debt securities, equity securities, real or personal property have been converted to cash.  Purchaser shall convert Cash Equivalents to cash as soon as commercially practical and legally permissible.

Notwithstanding the above, Purchaser shall not enter into a licensing agreement and/or a settlement with any third party that includes a grant of rights under the Patents together with a grant of rights under patents or patent applications other than the Patents, unless Purchaser and Seller agree in advance of the execution of such license agreement and/or settlement on the amount of Recoveries thereunder that will be attributable to the Patents. Any Cash consideration derived from such license and/or settlement will be apportioned accordingly.

Seller acknowledges that (i) the obligations of Purchaser under this Agreement are contractual only and do not create any fiduciary or other relationship between them; (ii) any Recoveries may be subject to and may be dependent on the provision of licenses, releases and covenants not to sue with respect to the Patents, and enforcement action, all as solely determined by Purchaser; and (iii) Purchaser has not represented that it will be successful in its efforts to monetize the Patents and, accordingly, makes no representation as to the value, if any, of the possible Recoveries under this Section 3.4.2.

3.5
Payment Procedures. All payments made by Purchaser pursuant to this Agreement shall be made by wire transfer to an account specified by Seller at such times and in accordance with the provisions of Sections 3.4 (and until another account is designated in writing to Purchaser by Seller, to the account identified in Exhibit 3.5).

3.6
Reports. Simultaneous with any wire transfer pursuant to Section 3.5, Purchaser will include a report detailing the payment amount and will provide such supporting documentation as may reasonably be requested by Seller (subject to appropriate and customary confidentiality obligations as may be required in order to disclose such documentation to Seller).

4.	Transfer of Patents and Additional Rights

4.1
Assignment of Patents.  Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest in and to the Assigned Patent Rights and at Closing will provide Purchaser with the Executed Assignment for the Assigned Patent Rights.

4.2
Additional Patents. Seller hereby represents and warrants to Purchaser that the only patents, reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, provisionals and divisions of the Patents and patents and patent applications that claim priority to any of the foregoing are listed on Exhibit A, including any foreign counterparts thereof. In the event that Purchaser discovers, at any time, any patents, reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, provisionals and/or divisions of the Patents or patents and patent applications that claim priority to any of the foregoing, or any foreign counterparts thereof that are owned by Seller (the “Additional Patents”), then the Additional Patents shall be sold, including by transferring, assigning and setting over, to Purchaser, all right, title and interest thereto, for no consideration beyond the consideration provided for in this Agreement, and the Additional Patents shall be deemed “Patents”, as applicable, under this Agreement, for all intents and purposes. In such event, the Parties shall sign an amended Exhibit A to add the Additional Patents thereto and in the event that Purchaser’s notification to Seller is subsequent to the Closing, then the Parties shall conduct a subsequent closing and the provisions of Section 5.1 shall apply to the sale, assignment transfer and setting over to Purchaser of the Additional Patents, mutatis mutandis.

4.3
Non-Assumption of Liabilities. It is expressly understood and agreed that Purchaser shall not be liable for and hereby disclaims any assumption of any of the obligations, claims or liabilities of Seller and/or its Affiliates and/or of any third party of any kind or nature whatsoever arising from or in connection with any circumstances, causes of action, breach, violation, default or failure to perform with respect to the Assigned Patent Rights prior to the assignment and sale thereof to Purchaser.

5.	Closing and Additional Obligations

5.1
The closing of the purchase and sale of the Assigned Patent Rights (the “Closing”) shall take place on or before September 30, 2013 (the “Closing Date”),  subject to the conditions to Closing set forth in Section 5.1.2, 5.2 and 5.3 below having been previously and/or simultaneously met. In this respect Seller is hereby confirming that it has delivered a copy of the documents listed in Section 3.1 to Purchaser.

5.1.1
At the Closing, Seller shall execute and deliver to Purchaser the Executed Assignment and a copy of any and all corporate approvals required by it in order to execute, deliver and perform this Agreement and the transactions contemplated hereunder.

5.1.2	The obligation of Purchaser to consummate the Closing is subject to the following conditions:

(a)	Seller shall have performed all of its obligations hereunder required to be performed by it at or prior to the Closing;

(b)	the representations and warranties of Seller contained in this Agreement shall be true at and as of the Closing, as if the Closing was substituted for the date in such representations and warranties;

(c)
the completion to the satisfaction of Purchaser of its financial, commercial, intellectual property and legal due diligence examination of the Assigned Patent Rights.  In this regard Purchaser may terminate this Agreement and not consummate the Closing, at its sole discretion, based on the results of the Purchaser's due diligence examination of the Assigned Patent Rights or on any other matter;

(d)
all corporate and other proceedings in connection with the transactions contemplated by this Agreement shall have been performed by Seller, all documents and instruments incident to such transactions and reasonably requested by Purchaser shall be reasonably satisfactory in substance and form to Purchaser and its counsel, shall have been executed and Purchaser and its counsel shall have received counterpart originals or certified or other copies of such documents and instruments as Purchaser or its counsel may reasonably request.

5.2
Further Cooperation.  At the reasonable request of Purchaser, Seller shall (i) provide such further assistance and cooperation as Purchaser may request from time to time in order to perfect or otherwise document Purchaser's ownership of the Assigned Patents Rights; (ii) and will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby, including execution, acknowledgment and recordation of other such papers for fully perfecting and conveying unto Purchaser the benefit of the transactions contemplated hereby. Moreover, Purchaser shall pay the reasonable costs and expenses of Seller's assistance and cooperation as described above. The foregoing shall not apply to acts or omissions of Seller, or obligations, claims or liabilities of Seller arising from or in connection with any circumstances, causes of action, breach, violation, default or failure to perform with respect to the Patents or the Assigned Patent Rights prior to the assignment and sale thereof to Purchaser.

5.3	Payment of Fees. Purchaser will pay any maintenance fees, annuities, and the like due or payable on the Patents for the period commencing ninety (90) days after the Closing Date.

6	Representations And Warranties Of Seller

Seller hereby represents and warrants to Purchaser as follows that, as of the Effective Date:

6.1
Authority.  Seller has the full power and authority, and has obtained all third party consents, approvals or other authorizations required, to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the assignment of the Assigned Patent Rights to Purchaser. The execution and delivery of this Agreement and the related transaction documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of Seller. This Agreement and the other transaction documents have been duly executed and delivered by Seller, and constitute legal, valid and binding obligations of Seller, enforceable in accordance with their terms.

6.2
Non-Contravention.  Seller’s execution, delivery, and performance of its obligations under this Agreement will not conflict with or violate the corporate documents of Seller or any laws to which Seller is subject, or any agreement or other obligation of Seller or binding upon Seller’s assets or result in the creation or imposition of any mortgage, lien, charge, pledge, security interest, other encumbrance or third party right upon any of the Assigned Patent Rights.

6.3
Title and Contest.  Seller owns all right, title, and interest to the Assigned Patent Rights, including all right, title, and interest to sue for infringement of the Patents and all attorney-client privilege. To the Sellers knowledge, the identity of all inventors of the inventions underlying the Patents has been fully disclosed to the U.S. Patent Office as required by U.S. law. Except as set forth on Exhibit 6.3(a), the Assigned Patent Rights are free and clear of all liens, claims, mortgages and security interests, all of which shall be released upon the Closing. There are no actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the Assigned Patent Rights. Except as set forth on Exhibit 6.3(b), Seller is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant with respect to the use of any of the Assigned Patent Rights or subject matter disclosed and claimed in the Patents or in connection with the licensing or sale of any of the Assigned Patent Rights to third parties (the “Third Party Payments”). For the avoidance of doubt, in the event that Seller owes any Third Party Payments, such payments shall be borne out of Seller's share of the Recoveries.

6.4
No Joint Development Activity. To the Seller's knowledge, no Patent (i) is the product or subject of any joint development activity or agreement with any third party; (ii) is the subject of any consortia agreement; or (iii) has been financed in whole or in part by any third party.

6.5
No Preexisting Licenses.  Except as otherwise listed on Exhibit 6.5 (the “Pre-Existing Licenses”), no exclusive or to the Seller's knowledge non-exclusive licenses under the Patents or interest or rights in any of the Assigned Patent Rights have ever been granted.

6.6
Terminal Disclaimers. Except as otherwise listed on Exhibit 6.6, there are no terminal disclaimers of any kind related to or affecting any of the Assigned Patent Rights. Exhibit 6.6 includes a list of all terminal disclaimers that exist with respect to or that affect the Assigned Patent Rights and provides a description of each such terminal disclaimer, including the subject earlier issued patent(s) and the respective expiration dates thereof.

6.7
Pending United States Applications.  Except as otherwise listed on Exhibit 6.7, there are no pending US patent applications of any kind constituting an Assigned Patent Right.  Exhibit 6.7 includes a list of all pending US patent applications and the respective confirmation numbers issued by the USPTO therefor.

6.8
Patent Marking.  To Seller’s best knowledge, no licensee under the Assigned Patent Rights shall be required to mark any product or services under the Patents and/or their containers, labels, and/or other packaging with any applicable patent numbers.

6.9
Enforcement. Seller has not put a third party on notice of actual or potential infringement of any of the Patents. Except as set forth on Exhibit 6.9, Seller has not invited any third party to enter into a license under any of the Patents. Seller has not initiated any enforcement action with respect to any of the Patents.

6.10
Patent Office Proceedings.  To Seller’s best knowledge, none of the Patents has been or is currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding, or that any such proceedings are pending or threatened.

6.11
Prosecution Obligations; Fees.  No actions must be taken by Seller before any governmental entity (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) within ninety (90) days of the Closing Date with respect to any of the Assigned Patent Rights. All maintenance fees, annuities, and the like due or payable on the Patents until the lapse of ninety (90) days following the Closing Date have been timely paid. For the avoidance of doubt, such timely payment includes payment of registration, maintenance, and renewal fees for which the fee payment window has opened even if the surcharge date is in the future.

6.12
Validity and Enforceability.  To Seller's knowledge, the Patents have never been found invalid or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and there are no proceedings or actions before any governmental entity (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) in which claims are or were raised relating to the validity, enforceability, scope, ownership or infringement of any of the Patents.

6.13
Compliance with Applicable Law. The Patents are currently in compliance with all legal requirements (including payment of filing, examination and maintenance fees and the filing of any necessary oaths, proofs of use or other documents) for maintaining, registering, filing, certifying or otherwise perfecting or recording such Patents.

7	Representations And Warranties Of Purchaser

Purchaser hereby represents and warrants to Seller as follows that, as of the Effective Date:

7.1	Purchaser is a Delaware limited liability company.

7.2
Purchaser has the full power and authority, and has obtained all third party consents, approvals or other authorizations required, to enter into this Agreement and to carry out its obligations hereunder.

7.3
Purchaser’s execution, delivery, and performance of its obligations under this Agreement will not conflict with or violate any laws to which Purchaser is subject, or any agreement or other obligation directly or indirectly applicable to Purchaser or binding upon Purchaser’s assets.

8	Miscellaneous

8.1
Compliance With Laws. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the Parties will be subject to all laws, present and future, of any government having jurisdiction over the Parties and this transaction, and to orders, regulations, directions or requests of any such government.

8.2
Assignment. This Agreement may not be assigned by Seller without the prior written consent of Purchaser, not to be unreasonably withheld. Purchaser may assign its rights and obligations hereunder upon the provision of written notice to Seller. A “change of control” transaction of Seller shall be deemed an assignment and therefore subject to Purchaser’s consent as aforesaid. Under no circumstances will any assignment be permitted to an entity acquiring Seller through insolvency, bankruptcy, assignment for the benefit of one or more creditors (through foreclosure or any other means) or any similar proceeding, any or all of which shall require the consent of Purchaser.

8.3
Confidentiality of Terms.  The Parties hereto will keep the terms and existence of this Agreement and the identities of the Parties and their Affiliates confidential and will not now or hereafter divulge any of this information to any third party except as follows: (a) with the prior written consent of the other Party; (b) subject to obligations of confidentiality and/or privilege at least as stringent as those contained herein, to a Party’s legal and financial counsel and other professional advisors, in their capacity of advising a Party in such matters; (c) subject to obligations of confidentiality and/or privilege at least as stringent as those contained herein, to a counterparty engaged in due diligence in connection with a proposed merger, acquisition, reorganization, or financing of all or substantially of a Party’s assets or equity or in connection with a proposed sale or exclusive license of the Assigned Patent Rights, as applicable; (d) by Purchaser, in order to perfect Purchaser’s interest in the Assigned Patent Rights with any governmental patent office (including, without limitation, recording the Executed Assignment in any governmental patent office); (e) to enforce Purchaser’s right, title and interest in and to the Assigned Patent Rights; (f) to any governmental body having jurisdiction and specifically requiring such disclosure; or (g) as required during the course of litigation and subject to a protective order with a confidentiality designation of “Outside Attorneys’ Eyes Only” or higher; provided that, in (f) and (g) above, (i) the disclosing party will use all legitimate and legal means available to minimize the disclosure to third parties, including, without limitation, seeking a confidential treatment request or protective order whenever appropriate or available; and (ii) the disclosing Party will provide the other Party with at least ten (10) days’ prior written notice of such disclosure. Notwithstanding anything to the contrary in this Section 8.3, following the Closing, each Party and IP Navigation Group, LLC is entitled to issue the press release substantially in the form attached hereto as Exhibit 8.3.

8.4
Governing Law; Forum.  This Agreement, its performance and interpretation shall be governed by the substantive law of the State of Delaware, USA, exclusive of its choice of law rules.  The competent courts and tribunals situated in Wilmington, State of Delaware, USA shall have sole and exclusive jurisdiction in any dispute or controversy arising out of or relating to this Agreement.

8.5
Notices.  All notices given hereunder will be given in writing, will refer to this Agreement and will be: (i) personally delivered, (ii) delivered prepaid by an internationally recognized express courier service, or (iii) sent postage prepaid registered or certified U.S. mail (return receipt requested) to the address set forth below:

If to Seller	If to Purchaser
Tel: 410-280-1273 Fax: 410-280-4903 Email: Attn: Vice President, Intellectual Asset Management	__________________ Tel: 703.232.1701 Fax: 703.997.7320 Email: Attn: CEO

Notices are deemed given on (a) the date of receipt if delivered personally or by express courier (or if delivery refused, the date of refusal), or (b) the fifth (5th) calendar day after the date of posting if sent by US mail. Notice given in any other manner will be deemed to have been given only if and when received at the address of the Person to be notified.  Either party may from time to time change its address for notices under this Agreement by giving the other party written notice of such change in accordance with this Section.

8.6
Relationship of Parties. The Parties are independent contractors and not partners, joint venturers, or agents of the other. Neither Party assumes any liability of or has any authority to bind, or control the activities of, the other.

8.7
Severability.  If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate its original objective.

8.8
Waiver.  Failure by either Party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.

8.9
Miscellaneous.  This Agreement, including its exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions.  Neither of the Parties will be bound by any conditions, definitions, warranties, obligations (including obligations to prosecute any of the Patents), understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. No oral explanation or oral information by either Party hereto will alter the meaning or interpretation of this Agreement.  No amendments or modifications will be effective unless in writing and signed by authorized representatives of both Parties.  The Exhibits referenced herein and attached hereto are incorporated into this Agreement as though fully set forth herein.

8.10
Counterparts; Electronic Signature.  This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Each Party will execute and deliver to the other Party a copy of this Agreement bearing its original signature. Prior to such execution and delivery, in order to expedite the process of entering into this Agreement, the Parties acknowledge that Transmitted Copies of this Agreement will be deemed original documents.  “Transmitted Copies” means copies that are reproduced or transmitted via email of a .pdf file, photocopy, facsimile or other process of complete and accurate reproduction and transmission.

In witness whereof, the Parties have caused this Patent Purchase Agreement to be executed as of the Effective Date by their respective duly authorized representatives.

TELECOMMUNICATION SYSTEMS, INC.	CRFD RESEARCH, INC.

By: /s/ Bruce A. White	By: /s/ Doug Croxall

Name: Bruce A. White	Name: Doug Croxall

Title: SVP & General Counsel	Title: CEO

Exhibit A

THE PATENTS

US Pat No.	US Appl. No.	Filing Date	Issue Date	Title
7,191,233	09/953,408	9/17/2001	3/13/2007	SYSTEM FOR AUTOMATED, MID-SESSION, USER-DIRECTED, DEVICE-TO-DEVICE SESSION TRANSFER SYSTEM
7,574,486	09/707,770	11/8/2000	8/11/2009	WEB PAGE CONTENT TRANSLATOR
7,624,185	11/701,367	2/2/2007	11/24/2009	SYSTEM FOR AUTOMATED DEVICE-TO-DEVICE TRANSFER SYSTEM
n/a	12/588,433	7/1/2009	n/a	System for automated device-to-device transfer system
n/a	12/458,153	07/01/2009	n/a	Web page content translator
n/a	12/458,154	07/01/2009	n/a	Web page content translator
n/a	60/245,680*	11/6/2000	n/a	Web page content translator
* Expired provisional application that serves as a basis for priority for 7,574,486 and 12/558,433

Exhibit 2.4

ASSIGNMENT AGREEMENT

This Assignment Agreement (the “Agreement”) is made and entered into this ____ day of September, 2013 (the “Effective Date”), by TeleCommunication Systems, Inc., a Maryland Corporation, having an address at 275 West Street, Annapolis, MD 21401 USA (“Assignor”) and CRFD Research, Inc., a Delaware corporation having and address at 2331 Mill Road, Suite 100 Alexandria VA 22314 (“Assignee”).

RECITALS

A.              Assignor is the owner of (select as appropriate):

X      the United States Patents set forth on Exhibit A hereto (the “US Patents”);

☐	the non-United States patents set forth on Exhibit B hereto (the “Foreign Patents”);

X	the United States patent applications set forth on Exhibit C hereto (the “US Patent Applications”);

☐	the United States provisional patent applications set forth on Exhibit D hereto (the “US Provisional Patent Applications”); and/or

☐	the foreign patent applications set forth on Exhibit E hereto (the “Foreign Patent Applications”);

which collectively shall be referred to herein as the “Patents”.

B.              Assignor and Assignee have agreed by way of a purchase agreement (the “Purchase Agreement”) dated _September 26, 2013, by and between Assignor and Assignee, the terms of which are incorporated herein by reference, that Assignor shall sell, transfer, and assign and set over unto Assignee and Assignee shall accept, all rights, title and interest in and to the Patents as specified in this Agreement.  In the event of any conflict between the terms of this Patent Assignment Agreement and the referenced Purchase Agreement, the terms of the Purchase Agreement shall prevail,

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants and agreements in this Assignment, Assignor and Assignee agree as follows:

1.               Assignor does hereby sell, transfer, convey, assign and deliver to Assignee all of Assignor's right, privilege, title and interest in, to and under the Patents and in the case of patent applications in and to any patents that may issue therefrom, including, in all instances, any counterparts of any of the foregoing in any jurisdiction throughout the world, and any and all divisions, continuations, reissues or reexaminations of any of the foregoing, and, further, all applications for industrial property protection, including without limitation, all applications for patents, utility models, copyright, and designs which may hereafter be filed for any inventions described in said Patents in any country or countries, together with the right to file such applications and the right to claim for the same the priority rights derived from the inventions and the Patents under the laws of the United States, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable, in each instance the same to be held by Assignee for Assignee's own use and enjoyment, and for the use and enjoyment of Assignee's successors, assigns and other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment and sale had not been made; together with all claims for damages, royalties, income or other remuneration (hereinafter “Damages”) by reason of past, present and future infringements of the Patents or other rights being assigned hereunder, along with the right to sue for and collect such Damages for the use and benefit of Assignee and its successors, assigns and other legal representatives.

2.               Insofar as this assignment concerns European patents and patent applications, Assignor does hereby declare that it is the owner of said Patents and that Assignor has assigned same, along with all rights and duties appurtenant thereto, to Assignee and agree that the assignment will be recorded in the register with the European Patent Office; and Assignee hereby declares that Assignee has agreed to the assignment of the aforementioned Patents to it and that Assignee will simultaneously apply for recording of the assignment in the register with the European Patent Office.

3.               Assignor hereby authorizes and requests the Commissioner for Patents of the United States, and any officer of any country or countries foreign to the United States, whose duty it is to issue patents or other evidence or forms of intellectual property protection or applications as aforesaid, to issue the same to Assignee and its successors, assigns and other legal representatives in accordance with the terms of this instrument.

4. Assignor agrees that, whenever reasonably requested by Assignee, Assignor will execute all papers, take all rightful oaths, and do all acts which may be reasonably necessary for securing and maintaining the Patents in any country and for vesting title thereto in Assignee, its successors, assigns and legal representatives or nominees.

5. Assignor authorizes and empowers Assignee, its successors, assigns and legal representatives or nominees, to invoke and claim for any application for patent or other form of protection for the inventions, the benefit of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable, and to invoke and claim such right of priority without further written or oral authorization from Assignor.

6. Assignor hereby acknowledges and agrees that all of the rights, title and interest in and to the Patents sold, transferred, assigned and set over to Assignee hereunder include all income, royalties, damages and payments now or hereafter due or payable with respect thereto, and all causes of action (whether in law or equity) and the right to sue, counterclaim, and recover for the past, present and future infringement of the rights assigned or to be assigned hereunder.

7. Assignor hereby consents that a copy of this Agreement shall be deemed a full legal and formal equivalent of any assignment, consent to file or like document that may be required in any country for any purpose and more particularly in proof of the right of Assignee or nominee to claim the aforesaid benefit of the right of priority provided by the International Convention for the Protection of Industrial Property, as amended, or by any convention which may henceforth be substituted for it.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Assignment on the Effective Date.

Assignor:  TeleCommunication Systems, Inc.

By:

Name:

Title:

Assignee: CRFD Research, Inc.

By:

Name:

Title:

EXHIBIT A

TO ASSIGNMENT AGREEMENT
Title	Patent Number	Issue Date
SYSTEM FOR AUTOMATED, MID-SESSION, USER-DIRECTED, DEVICE-TO-DEVICE SESSION TRANSFER SYSTEM	7,191,233	3/13/2007

WEB PAGE CONTENT TRANSLATOR	7,574,486	8/11/2009

SYSTEM FOR AUTOMATED DEVICE-TO-DEVICE TRANSFER SYSTEM	7,624,185	11/24/2009

EXHIBIT B

TO ASSIGNMENT AGREEMENT
Title	Patent Number	Issue Date

NONE

EXHIBIT C

TO ASSIGNMENT AGREEMENT
Title	Application Number	Filing Date

System for automated device-to-device transfer system	12/588,433	07/01/2009
Web page content translator	12/458,153	07/01/2009
Web page content translator	12/458,154	07/01/2009

EXHIBIT D

TO ASSIGNMENT AGREEMENT
Title	Application Number	Filing Date	Inventor(s)

NONE

EXHIBIT E

TO ASSIGNMENT AGREEMENT
Title	Application Number	Filing Date

NONE

Exhibit 3.1
DOCUMENT REQUEST FORM

September 26, 2013

TeleCommunication Systems, Inc.
Attn: General Counsel, Bruce A. White

Re: Documents related to the Patents as Listed on Exhibit A to the Proposed Purchase Agreement between CRFD Research, Inc. (Purchaser) and TeleCommunication Systems, Inc. (Seller)

Dear Mr. White:

Reference is made to the proposed purchase agreement (“Agreement”) between CFRD Research, Inc.  (“Purchaser”) and TeleCommunication Systems, Inc. (“Seller”). Defined terms used in this letter are as defined in the Agreement. Purchaser has requested, pursuant to Section 3.1 of the Agreement that Seller deliver the Documents and/or confirm to Purchaser that there are no other Documents in the custody or control of Seller, its agents, counsel or related parties.

“Documents” is defined in Section 3.1 of the Agreement as “the originals of the patent prosecution files and all other documents, communications and files (electronic or otherwise) relating to the Assigned Patent Rights in possession or control of Seller and its agents, counsel and related parties that pertain to the ownership, prosecution, maintenance and enforcement of the Patents.” For purposes of clarification only, and without derogating from the definition set forth in Section 3.1, below is a non-exclusive list of documents that fall within this description.  Pursuant to Section 3.1, Purchaser requests that Seller conduct a thorough and diligent search for all Documents in its custody or control, and that of its agents, counsel or related parties, including, but not limited to, such Documents which are listed below.

1.	File histories including
a.	Prosecution file history for the Patents listed in Exhibit A of the Agreement (“Patents”), including:
i.	File histories of any Patent including current owner of record, jurisdiction where the application/registration is located; and any application number
ii.
File histories of any parent, child or other related patents/applications (i.e. those that claim priority to any Patent or that any  Patent either claims priority to and/or incorporates by reference) – regardless of whether they are listed in Exhibit A of the Agreement and regardless of whether the related patents are abandoned or alive

iii.	All communications with, by and to prosecution counsel or agent with respect to the Patents
iv.	File-stamped copies of all assignment records for all Patents (including copies of all supporting documentation)
b.
Any prior art references that have been retained in the files or are otherwise known, including whether there are facts, information, or circumstances that would constitute prior art, that would render any of the Patents invalid or unenforceable, or would have a material adverse effect on any pending application for any Patent.

c.	Pre-filing documents such as:
i.	Invention disclosure records
ii.	Inventor notebooks
iii.	Memos, notes, letters, emails etc. requesting that a patent application be prepared
iv.	Memos, notes, letters, emails etc. discussing the decision of whether to file a patent application

v.	Memos, notes, letters, emails etc. discussing or describing any products that the proposed invention relates to
vi.
Documents, including without limitation any memos, notes, letters, emails, presentations, etc. related to or arising from any efforts to create products based on the proposed inventions, relating to the design, development, marketing, sale, offers for sale, public disclosure, or ownership of the products, the proposed inventions and/or patents, including any agreements with third parties (e.g. joint development (or similar) agreements or non-disclosure agreements).

vii.	All documents related to the conception, reduction to practice, or development of the invention.
d.	Post-issuance documents such as:
i.	Ribbon copies of the Patents
ii.	Certificates of correction and related documents (notes, memos etc related to requests for correction)
iii.	Re-examinations; reissues; post grant review/challenges
e.	Memos regarding payment of maintenance fees and/or annuities (including recommendations of whether or not to pay maintenance fees)
2.
Any agreements granting any rights under the Patents (including without limitation any licenses, releases, covenants not to sue or any other grant or right) related to or arising from the Patents and applications (including the related patents and applications described in 1.a.i.)

3.
Any documents discussing enforcement, threatened enforcement, investigation of infringement, licensing (including all offers to license), liens or charges, valuation, granting any rights under any of the claims of the acquired patents (including releases, covenants not to sue or any other grant or right) or other monetization related to or arising from the Patents (regardless of whether they are listed in Exhibit A as described in 1.a.ii. above) including:

a.
Documents that relate in any way to an evaluation of the Patents including without limitation documents that relate to strengths, weaknesses etc. of the enforceability and/or validity of the patents, infringement and/or non-infringement of any specific entity or by industries in general

b.	Documents that relate to the enforceability of the Patents
c.	Documents that relate to the validity of the Patents
d.	Documents that either are, or discuss a damages analysis regarding any of the Patents
4.
Any documents related to marking of patented articles including articles made by Seller that were or should have been marked, and marking requirements (including steps taken to enforce marking requirements) in any agreements identified pursuant to request 2 above

5.	Assignments of the Patents (regardless of whether they are listed in Exhibit A as described in 1.a.ii. above)
6.	Any documents relating to governmental incentives or other programs relating to the technology underlying the Patents.
7.	Names of law firms and/or individual lawyers involved in any of the Patents so that the privileged nature of any produced documents can be determined
8.
A list of any actions that must be taken by the Company within ninety (90) days of the anticipated closing date with respect to the Patents, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates.

9.
A list of any proceedings or actions before any governmental entity (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) in which claims are being or were raised relating to the validity, enforceability, scope, ownership or infringement of any of the Patents

10.
Confirmation in writing that with respect to each Patent, it is currently in compliance with the legal requirements (including payment of filing, examination and maintenance fees and filing of any necessary oaths, proofs of use or other documents) for maintaining, registering, filing, certifying or otherwise perfecting or recording the same with or by such governmental entity, and, if not, the steps required to bring such item into compliance with same

Seller is further requested to execute the applicable declaration (either Attachment 1 or 2 hereto) and return the executed copy to Purchaser.

Regards, By: /s/ Doug Croxall CEO CRFD Research, Inc.

Attachment 1

DECLARATION

Seller has conducted a thorough and diligent search for all Documents in its custody or control and the custody and control of its agents, counsel and related parties, and hereby delivers copies of those documents to Purchaser. Seller asserts that there are no Documents that remain in its custody or control, or in the custody or control of its agents, counsel and/or related parties.

TeleCommunication Systems, Inc. A Maryland Corporation By: /s/ Bruce A. White Name: Bruce A. White Title: SVP & General Counsel Date: 9/27/13 Address: _______________ _______________ _______________

Attachment 2

DECLARATION

Seller has conducted a thorough and diligent search for all Documents in its custody or control as well as the custody or control of its agents, counsel or related parties, and confirms no such Documents exist.

TeleCommunication Systems, Inc. A Maryland company By: _____________________ Name: __________ Title: ______ Date: ___________________ Address: _______________ _______________ _______________

Exhibit 3.3

LICENSE AGREEMENT

This LICENSE AGREEMENT (the “Agreement”) is entered into on September 26, 2013 (the “Effective Date”) by and between TeleCommunication Systems, Inc., a Maryland corporation of 275 West Street, Annapolis, MD 21401 (“Licensor”) and CRFD Research, Inc., a Delaware corporation, of 2331 Mill Road, Suite 100 Alexandria VA 22314 (“Licensee”) (each a “Party” and collectively the “Parties”).

The Parties hereby agree as follows:

6.	Background

6.1
Pursuant to that certain Patent Purchase Agreement dated September 26, 2013, by and between Licensor and Licensee (the “PPA”), Licensor purchased from Licensee, inter alia, the Licensed Patents (as defined below) and the associated rights related thereto.

6.2
As part of the terms of the Licensed Patents’ acquisition transaction, and as additional valuable consideration thereunder, Licensee has asked to receive the extremely valuable licenses under the Licensed Patents, as set forth in this License Agreement, and Licensor has agreed to grant to Licensee the licenses under the Licensed Patents in accordance with the terms and conditions set forth herein.

7.	Definitions

7.1
“Affiliate” means, with respect to any Person, any Entity in any country that controls, is controlled by or is under common control with such Person. The term “control” means ownership, directly or indirectly, of fifty percent (50%) or more of the voting equity of such entity or, in the case of a non-corporate entity, equivalent interests.  Notwithstanding the foregoing, with respect to Licensee, the term “Affiliates” excludes any Person (i) that would solely be an Affiliate of Licensee due to the fact that such Person is an Licensee investor, equity or other interest holder (a “Licensee Investor”) or is a Person controlled by, controlling or under common control with a Licensee Investor; or (ii) that is a party to a pending patent infringement claim or lawsuit filed with respect to the Patents at such time, following the Effective Date, as the Person falls within the definition of Affiliate.

7.2
“Entity” means any corporation, partnership, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity (or any department, agency, or political subdivision thereof) or any other legal entity.

7.3
“Licensed Patents” means the patents and patent applications listed on Exhibit A hereto, all reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, supplementary protection certificates and term restoration, provisional applications and divisions of such patents, and any patents or patent applications which correspond to or claim priority to any of the foregoing, and all foreign counterparts of the foregoing.  Licensed Patents does not include: (a) any patents owned or controlled by Licensor that are not expressly set forth in this definition; and (b) any patents owned or controlled by any Licensor Affiliate.

7.4	“Licensed Products” means any products or services designed, made, or sold by Licensee and Licensee’s Affiliates which incorporate subject matter claimed or protected by the Licensed Patents.

7.5	“Person” means any individual or Entity.

7.6	“Third Party” means any Person other than a Party to this Agreement or its Affiliates.

8.	Grant of Licenses

8.1
License.  Licensor hereby grants to Licensee and Licensee’s Affiliates a royalty-free, paid-up, irrevocable, perpetual, non-exclusive, non-divisible, non-transferable (except as otherwise provided in this Agreement), without the right to sublicense, worldwide right and license under the Licensed Patents to make, have made, use, have used, sell, have sold, offer for sale, import, export and otherwise distribute, commercially exploit or have distributed Licensed Products (the “License”).

8.2
Pass Through Rights. The License may be passed through to Licensee’s and Licensee’s Affiliates’ purchasers, sellers, importers, distributors or users of the Licensed Products, as applicable, and as incorporated into an integrated system (a “Licensed Combo Product”), but only as required to the extent that the manufacture, sale, offering to sell, import, use or other disposal of the Licensed Product within the Licensed Combo Product would infringe (including without limitation any forms of indirect infringement) one or more of the Licensed Patents as a result solely of the Licensed Product in the Licensed Combo Product; provided that if the Licensed Product is not cited as an essential element of the infringement contention with respect to the Licensed Combo Product, the Licensed Combo Product will not be deemed to be licensed hereunder.

8.3
No Third Party Rights. Neither Licensee nor any of Licensee’s Affiliates will become a foundry for any Third Party or otherwise act with the intent to provide any Third Party the benefit of the rights under the License. The License as to any Affiliate of Licensee, will terminate as to such Affiliate if and when such Affiliate ceases to meet the requirements of being an Affiliate of Licensee.

9.	Term of Agreement

Unless otherwise terminated by operation of law or by acts of the Parties in accordance with the provisions of this Agreement, this Agreement shall be in force from the Effective Date and shall remain in effect until the earlier of (i) the expiration of the last-to-expire of the Licensed Patents or (ii) by Licensor delivering written notice of termination to Licensee at any time upon or after the filing by Licensee of a petition in bankruptcy or insolvency, or upon or after any adjudication that Licensee is bankrupt or insolvent, or upon or after the filing by Licensee of any petition or answer seeking judicial reorganization, readjustment or arrangement of the business of Licensee under any law relating to bankruptcy or insolvency, or upon or after the appointment of a receiver for all or substantially all of the property of Licensee, which is not removed or stayed within sixty (60) days thereafter, or upon or after the making of any assignment or attempted assignment for the benefit of creditors, or upon or after the institution of any proceeding or passage of any resolution for the liquidation or winding up of Licensee’s business which is not removed or stayed within sixty (60) days thereafter.

10.	Assignment

10.1
Except as explicitly permitted hereunder, Licensee shall not assign nor transfer this Agreement or any right, benefit or obligation hereunder, including by a change of control (which shall be deemed an assignment and similarly limited), operation of law or otherwise without the prior written consent of Licensor, not to be unreasonably withheld.

10.2
Notwithstanding the foregoing, in the event Licensee sells, merges, conveys or otherwise transfers all or substantially all of its equity or assets or all or substantially all of Licensee’s business assets related to the Licensed Patents to a Third Party acquirer (the “Acquirer” and a “Sale Transaction,” respectively), Licensee shall be entitled to assign its rights hereunder to such Acquirer; provided (i) the Acquirer is not a party to a patent assertion claim or infringement action or suit involving one or more of the Licensed Patents prior to the Sale Transaction; (ii) the use by the Acquirer of the License will be limited to the respective terms thereof, shall apply strictly to Licensed Products in existence on the date of the Sale Transaction (and updates and upgrades thereto and natural evolutions thereof) and in no event will extend to any other products, processes or services of the Acquirer or its Affiliates; and (iii) within thirty (30) days after the transaction with the Acquirer, Licensee provides Licensor with written notice of the transaction, which notice will contain: (x) the effective date of the transaction, (y) a description of the transaction, and (z) a representation and warranty that the condition set forth in (i) above is met.

10.3
For the avoidance of doubt, Licensor is permitted to sell, assign, or otherwise transfer any of the Licensed Patents (“Transferred Patents”) without Licensee’s consent to any Third Party; provided that the License and covenants of Licensor contained herein shall run with the rights being sold, assigned, or transferred and the Transferred Patents and shall be binding on any successors-in-interest, transferees, or assigns thereof.

11.	Miscellaneous

11.1
Confidentiality of Terms.  Licensee shall keep the terms and existence of this Agreement confidential and will not now or hereafter divulge any of this information to any Third Party except: (a) with the prior written consent of Licensor; (b) to the extent necessary in order to perfect its rights hereunder; (c) to its accountants, legal counsel, tax advisors, subject to obligations of confidentiality at least as stringent as those contained herein; (d) to a counterparty in connection with a proposed merger, acquisition, sale, financing or similar transaction, subject to obligations of confidentiality at least as stringent as those contained herein; (e) for the purposes of disclosure in connection with the Securities and Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and any other reports filed with the Securities and Exchange Commission, or any other filings, reports or disclosures that may be required under applicable laws or regulations; (f) as may be compelled by law or legal process or as required during the course of litigation; provided, however, that in the event of potential disclosure under subsection (f), Licensee will (i) use all legitimate and legal means available to minimize the disclosure to Third Parties, including, without limitation, seeking a protective order whenever appropriate or available and (ii) provide Licensor with at least ten (10) days’ prior written notice of such disclosure.  The obligations of Licensee under this Section 6.1 shall remain in effect during the term of this Agreement and for three (3) years from the date of termination or expiration of this Agreement.

11.2
No Third Party Rights. Nothing in this Agreement is intended to confer upon any Person, other than the Parties, their respective Affiliates and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.3
Governing Law; Forum.  This Agreement, its performance and interpretation shall be governed by the substantive law of the State of Delaware, USA, exclusive of its choice of law rules.  The competent federal courts and tribunals located in Wilmington, Delaware, USA shall have sole and exclusive jurisdiction in any dispute or controversy arising out of or relating to this Agreement.

11.4
Notices.  All notices given hereunder will be given in writing, will refer to this Agreement and will be: (i) personally delivered, (ii) delivered prepaid by an internationally recognized express courier service, or (iii) sent postage prepaid registered or certified U.S. mail (return receipt requested) to the address set forth below:

If to Licensee	If to Licensor
Tel: 410-280-1273 Fax: 410-280-4903 Email: Attn: Vice President, Intellectual Asset Management	Tel: 703.232.1701 Fax: 703.997.7320 Email: Attn: CEO

Notices are deemed given on (a) the date of receipt if delivered personally or by express courier (or if delivery refused, the date of refusal), or (b) the fifth (5th) calendar day after the date of posting if sent by US mail. Notice given in any other manner will be deemed to have been given only if and when received at the address of the Person to be notified.  Either Party may from time to time change its address for notices under this Agreement by giving the other Party written notice of such change in accordance with this Section.

11.5
Relationship of Parties. The Parties are independent contractors and not partners, joint venturers, or agents of the other. Neither Party assumes any liability of or has any authority to bind, or control the activities of, the other.

11.6
Severability.  If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate its original objective.

11.7
Waiver.  Failure by either Party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.

11.8
Entire Agreement.  This Agreement, including its exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions.  Licensee hereby acknowledges, confirms and agrees that any rights or license to the Licensed Patents granted to or held by Licensee prior to the Effective Date, including any implied license, is terminated in its entirety. Neither of the Parties will be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. No oral explanation or oral information by either Party hereto will alter the meaning or interpretation of this Agreement.  No amendments or modifications will be effective unless in writing and signed by authorized representatives of both Parties.  The Exhibits referenced herein and attached hereto are incorporated into this Agreement as though fully set forth herein.

11.9
Counterparts; Electronic Signature.  This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Each Party will execute and deliver to the other Party a copy of this Agreement bearing its original signature. Prior to such execution and delivery, in order to expedite the process of entering into this Agreement, the Parties acknowledge that Transmitted Copies of this Agreement will be deemed original documents.  “Transmitted Copies” means copies that are reproduced or transmitted via email of a .pdf file, photocopy, facsimile or other process of complete and accurate reproduction and transmission.

In witness whereof, the Parties have caused this Agreement to be executed as of the Effective Date by their respective duly authorized representatives.

CRFD Research, Inc. By: /s/ Doug Croxall	TeleCommunication Systems, Inc. By: /s/ Bruce A. White
Name: Douglas Croxall	Name: Bruce A. White
Title: CEO	Title: SVP & General Counsel

Exhibit A

THE LICENSED PATENTS

US Pat No.	US Appl. No.	Filing Date	Issue Date	Title
7,191,233	09/953,408	9/17/2001	3/13/2007	SYSTEM FOR AUTOMATED, MID-SESSION, USER-DIRECTED, DEVICE-TO-DEVICE SESSION TRANSFER SYSTEM
7,574,486	09/707,770	11/8/2000	8/11/2009	WEB PAGE CONTENT TRANSLATOR
7,624,185	11/701,367	2/2/2007	11/24/2009	SYSTEM FOR AUTOMATED DEVICE-TO-DEVICE TRANSFER SYSTEM
n/a	12/588,433	7/1/2009	n/a	System for automated device-to-device transfer system
n/a	12/458,153	07/01/2009	n/a	Web page content translator
n/a	12/458,154	07/01/2009	n/a	Web page content translator

Exhibit 3.5

SELLER ACCOUNT INFORMATION

[*]

Exhibit 6.3(a)
ENCUMBRANCES

NONE

Exhibit 6.3(b)

THIRD PARTY PAYMENTS

[*]

Exhibit 6.6

TERMINAL DISCLAIMERS

7,624,185 SYSTEM FOR AUTOMATED DEVICE-TO-DEVICE TRANSFER SYSTEM is terminally disclaimed to 7,191,233 SYSTEM FOR AUTOMATED, MID-SESSION, USER-DIRECTED, DEVICE-TO-DEVICE SESSION TRANSFER SYSTEM

Exhibit 6.7

PENDING UNITED STATES APPLICATIONS

Pending US Patent Application Number	USPTO Confirmation Number
12/588,433	8153
12/458,153	3446
12/458,154	4328

Exhibit 6.9

ENFORCEMENT
NONE

Exhibit 8.3

Attached